Orion Marine Group Updates Investors
HOUSTON, September 25, 2014 -- Orion Marine Group, Inc. (NYSE: ORN) (the "Company"), a heavy civil marine contractor serving the infrastructure sector, today is providing it's investors an update on the Company's outlook and end markets.
Market Outlook
The Company’s outlook for the second half of 2014 continues to show positive development. Delayed projects from the second quarter have now fully begun and are contributing to higher levels of overall asset utilization. As expected, the Company has also seen an improvement in lettings from the US Army Corps of Engineers (Corps) during the third quarter. Since the beginning of the third quarter, the Company has been the successful bidder on several Corps jobs, which will contribute to improved utilization of certain assets for the remainder of 2014. Additionally, operations at the Company’s Dredge Material Placement Area (DMPA) are underway and progressing well. As previously discussed, placement fees generated from the DMPA will positively impact results in the second half of the year. Finally, bid opportunities in the private sector continue to be robust and the Company expects to see continued strong demand for its services in the future.
To date, during the third quarter the Company has bid on approximately $209 million worth of opportunities and has been successful on approximately $66 million, representing a win rate of approximately 32%. Additionally, the Company currently has approximately $170 million worth of bids outstanding, of which it is the apparent low bidder on approximately $47 million. The Company reminds investors that the timing and size of awards can and does affect the win rate in any particular quarter. During the third quarter, the Company has had a sequential decline in the amount of bid opportunities the Company bid on due to normal fluctuations in the timing of lettings and the bid selection process. The Company remains pleased with its level of bid opportunities in its tracking database and believes there is ample opportunity to support the continued growth of the Company.
Federal & State Update
While the Company would have preferred to see a full fiscal 2015 appropriations bill passed, Congress did pass a Continuing Resolution to fund the federal government until December 11, 2014. The Company is hopeful that Congress will fund the Federal Government, including the Corps of Engineers, for the balance of the Government’s fiscal 2015, once Congress returns after the mid-term elections. While recent Corps lettings will provide support for higher equipment utilization for the remainder of the 2014, it is unclear if funding fiscal year 2015 through a Continuing Resolution will impact Corps lettings as we move into the beginning of 2015. Still, the Company remains optimistic that given the previously passed budget framework, and the resolution of the Harbor Maintenance Trust Fund issue, Corps lettings will be more consistent going forward then they have been in prior periods.
Additionally, recent rulings related to the 2010 Gulf of Mexico oil spill could significantly increase the amount of fines levied under the Clean Water Act. As a reminder, under the Restore Act, 80% of the fines collected under the Clean Water Act related to the 2010 spill must be used for coastal restoration in the five Gulf Coast states. The Company is hopeful to see identifiable bid opportunities for coastal restoration and protection projects in late 2015 related to the Restore Act.
Finally, while the most recent highway bill (MAP 21) has expired and states are now operating under short term funding that expires in May 2015, the Company continues to see a steady level of bid opportunities from state departments of transportation related to bridge construction, maintenance and repair. The Company’s preference is to see a long-term transportation bill, which it believes will lead to a better bid pricing environment by providing better project visibility to the market.
Local & Private Update

Port expansion and infrastructure improvements continue to be an area for bid opportunities. Recently, several local port authorities received TIGER (Transportation Investment Generating Economic Recovery) Grants for maritime projects in the latest round of funding. These funds will go towards rehabilitating and expanding various waterside infrastructure in our market areas. Additionally, local ports are also continuing with their capital expansion plans and have been partially or entirely self-funding expansion projects rather than relying solely on federal funds.
Private sector opportunities continue, as demand for expanded waterside infrastructure remains strong. Overall, the high level of private sector demand for the Company’s services over the past 18 months has been driven by energy related customers, private terminal developments, and recreational dock infrastructure developments. The Company expects private sector opportunities to remain strong for the foreseeable future.
About Orion Marine Group
Orion Marine Group, Inc. provides a broad range of heavy civil marine construction and specialty services on, over and under the water along the Gulf Coast, the Atlantic Seaboard, the West Coast, and in Alaska, Canada and the Caribbean Basin, and acts as a single source turn-key solution for its customers' marine contracting needs. Its heavy civil marine construction services include marine transportation facility construction, marine pipeline construction, marine environmental structures, dredging of waterways, channels and ports, environmental dredging, and specialty services. The Company is headquartered in Houston, Texas and has a near 100-year legacy of successful operations.

Forward-Looking Statements

The matters discussed in this press release may constitute or include projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the provisions of which the Company is availing itself. Certain forward-looking statements can be identified by the use of forward-looking terminology, such as ‘believes’, ‘expects’, ‘may’, ‘will’, ‘could’, ‘should’, ‘seeks’, ‘approximately’, ‘intends’, ‘plans’, ‘estimates’, or ‘anticipates’, or the negative thereof or other comparable terminology, or by discussions of strategy, plans, objectives, intentions, estimates, forecasts, assumptions, or goals. In particular, statements regarding future operations or results, including those set forth in this press release, and any other statement, express or implied, concerning future operating results or the future generation of or ability to generate revenues, income, net income, profit, EBITDA, EBITDA margin, or cash flow, including to service debt, and including any estimates, forecasts or assumptions regarding future revenues or revenue growth, are forward-looking statements. Forward looking statements also include estimated project start dates, expected project duration, estimated project completion dates, anticipated revenues, and contract options, which may or may not be awarded in the future, including the statements set forth above in this press release. Forward looking statements involve risks, including those associated with the Company’s fixed price contracts, unforeseen productivity delays that may alter the final profitability of the contract, cancellation of the contract by the customer for unforeseen reasons, delays or decreases in funding by the customer, and any potential contract options, which may or may not be awarded in the future, which awards are in the sole discretion of the customer. Past performance is not necessarily an indicator of future results. In light of these and other uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that the Company’s plans, estimates, forecasts, goals, intentions, or objectives will be achieved or realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update information contained in this press release whether as a result of new developments or otherwise.

Please refer to the Company’s Annual Report on Form 10-K, filed on March 27, 2014, which is available on its website at www.orionmarinegroup.com or at the SEC’s website at www.sec.gov, for additional and more detailed discussion of risk factors that could cause actual results to differ materially from our current expectations, estimates or forecasts.

SOURCE: Orion Marine Group, Inc.
Orion Marine Group, Inc.
Drew Swerdlow, Investor Relations Manager, 713-852-6582